UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2004

Caterpillar Financial Services Corporation

(Exact name of Registrant as specified in its charter)

0-13295

(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue

Nashville, Tennessee 37203-0001

(Address of principal executive offices, with zip code)

(615) 341-1000

(Registrant's telephone number, including area code)

Item 5. Other Events

Segment Reporting

This Current Report on Form 8-K discloses additional information about the operating segments of Caterpillar Financial Services Corporation ("CFSC") following management's decision during 2004 to begin presenting CFSC's Cat Power Finance operations as a separate segment. On January 1, 2004, Cat Power Finance was reclassified from North America and Diversified Services into a separate segment. The presentation of this additional segment information does not change CFSC's consolidated financial position or consolidated results of operations for any period presented.

The additional segment information had no impact to the wording or amounts in CFSC's Management's Discussion and Analysis of Financial Condition and Results of Operations with respect to each of the three years in the period ended December 31, 2003 (the "MD&A") and the related Consolidated Financial Statements and Notes to Consolidated Financial Statements of CFSC (the "Consolidated Financial Statements"), except for the reclassification of Cat Power Finance from North America and Diversified Services into a separate segment in Note 16 of Notes to Consolidated Financial Statements. The Current Report also includes the report on the Consolidated Financial Statements for the year ended December 31, 2003 of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Except as noted above, the Consolidated Financial Statements remain unchanged from the Consolidated Financial Statements that were filed in CFSC's Annual Report on Form 10-K for the year ended December 31, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K

Exhibit 23	Opinion of PricewaterhouseCoopers LLP

Exhibit 31

Certifications of James S. Beard, President, Director, and Principal Executive Officer of Caterpillar Financial Services Corporation, and Edward J. Scott, Executive Vice President and Principal Financial Officer of Caterpillar Financial Services Corporation, as required pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32

Certification of James S. Beard, President, Director, and Principal Executive Officer of Caterpillar Financial Services Corporation, and Edward J. Scott, Executive Vice President and Principal Financial Officer of Caterpillar Financial Services Corporation, as required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 99	Consolidated Financial Statements and Notes to Consolidated Financial Statements

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation
Date: June 11, 2004	By:/s/ R. Clay Thompson
R. Clay Thompson
Secretary